CONTRACT TERMINATION AGREEMENT

         THIS Agreement is made and entered into as of the date stated below by and between Landry's Seafood Restaurants, Inc., a Delaware corporation (the "Company"), and William D. Korenbaum ("Executive").

                              W I T N E S S E T H:

         WHEREAS, the Company proposes to acquire Bayport Restaurant Group, Inc. ("Bayport") through the merger of a subsidiary of the Company with and into Bayport (the "Merger");

         WHEREAS, Executive is presently the President of Bayport;

         WHEREAS, the Company and Executive desire to terminate the current Employment Agreement between Bayport and Executive dated April 1, 1995 effective the effective date of the Merger, upon the terms and conditions hereinafter set forth;

         WHEREAS, Executive has acquired during the course of Executive's employment with Bayport certain valuable and confidential information concerning Bayport, the suppliers and employees of Bayport, and the products and services provided by Bayport, the revelation of which would damage the business, goodwill, and competitive position of Bayport, or of the Company following the Merger; and Executive has developed personal contacts with the suppliers and employees of Bayport during the course of Executive's employment with Bayport which are vital to Bayport's business;

         WHEREAS, the Company will pay fair value for such information and relationships in connection with the Merger;

         NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, the parties do hereby agree as follows:

         1. TERMINATION OF EMPLOYMENT CONTRACT. The Company and Executive agree that on the effective date of the Merger, the Employment Agreement shall terminate, and neither Bayport nor the Company, nor any successor of Bayport or affiliate of the Company, nor Executive will have any further rights or obligations thereunder. In consideration of such agreement of Executive and the other agreements of Executive contained herein: (a) the Company shall pay to Executive at the closing of the Merger the amount of $1,300,000 by wire transfer of immediately available funds to an account designated by Executive; (b) the Company shall provide for the full vesting as of the closing of the Merger of all options to acquire stock of Bayport (which as of the closing of the Merger shall be converted into options to acquire stock of the Company) which have been granted to Executive and such options shall remain exercisable for the time periods stated therein without regard to Executive's employment with Bayport or the Company; (c) the Company shall pay to the Executive $10,000 a month during the 12 month period immediately following closing date of the Merger; and (d) the Company shall purchase at closing of the Merger an annuity for the benefit of the Executive that pays the Executive


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$10,000 a month for the 12 month period commencing 12 months following the closing date of the Merger. No interest or other earnings shall accrue or be payable with respect to any such payments.

         2. DEFINITIONS. As used in this Agreement, the following words or phrases shall mean and include the following:

         (a) The term "Business Entity" shall mean and include any corporation, partnership, joint venture, proprietorship, or other incorporated or unincorporated organization, association or entity, including any division or business operated by any of the foregoing under a trade or assumed name.

         (b) The term "Subsidiaries" shall mean and include those Business Entities in which the Company owns any interest, directly or indirectly.

         (c) The term "employee of the Company" shall mean any person employed by the Company or any of its Subsidiaries in any capacity at any time during the three (3) year period following the effective date of the Merger.

         3.       CONFIDENTIALITY

         (a) Executive acknowledges that the operations and success of Bayport in the Seafood Restaurant Business are dependent upon certain methods, processes, designs, systems, and know-how of Bayport, which constitute secret and confidential information of the Company and which are valuable, special, and unique assets of Bayport. Executive further acknowledges that operations and success of Bayport in the seafood restaurant business are dependent upon the Bayport's continuing relationships with, and knowledge about, suppliers of Bayport and the goodwill those relationships create. Executive further acknowledges that as a result of his employment by the Company, Executive has full knowledge of such secret and confidential information and has been in a position to establish and maintain close personal contacts with suppliers of Bayport and other Business Entities doing business or having relationships with Bayport and their employees, and the employees of the Company. Executive further acknowledges that the Company is paying fair value for such confidential information and relationships and the goodwill they create in connection with the Merger. The secret and confidential information described above includes, but is not limited to: (i) the names, addresses, and telephone numbers of suppliers and of their employees and representatives; (iv) the nature of the internal business operations and accounting procedures of Bayport; (v) the methods, processes, designs, systems, and know-how used by Bayport in connection with the seafood restaurant business, including, without limitation, any such methods, processes, designs, systems, and know-how invented, conceived, developed, improved, or perfected by Executive during his employment by Bayport;
(vii) information regarding the salaries, bonuses, or other compensation paid by Bayport to its employees; and

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(viii) accounting and financial information regarding the operations and financial position of Bayport.

         (b) Executive acknowledges that all of the secret and confidential information described in subsection (a) of this Section 3 will become upon closing of the Merger the sole and exclusive property of the Company. Executive acknowledges and agrees that all records, memoranda, notes, files, invoices, proposals, business plans, contracts, correspondence and other documents or written information, and all other computer or electronically stored records, data, software, and disks, whether in the possession of the Company, Bayport, or Executive, concerning such secret and confidential information (hereinafter collectively called "Records") are or will become the sole and exclusive property of the Company and that all Records, materials, and supplies furnished to Executive by Bayport or developed by Executive during the course of his employment by Bayport , and all data or information recorded or placed on such Records by Executive or any other person will belong to the Company and shall at all times remain the Company's sole and exclusive property. Executive agrees that upon request of the Company after the closing of the Merger, Executive shall deliver to the Company all Records and all of such materials supplies and equipment in the possession of Executive. Executive agrees that he will not make or retain any copies of such Records for his own personal use, or take the originals or copies of any such Records from the offices of Bayport. Executive further agrees that he will not use any of such Records or their contents or any of the secret and confidential information described in subsection (a) of this
Section 3, or publish, distribute, or deliver any of such Records to any other person or entity, or disclose to any person or entity the contents of such Record or any of the secret and confidential information described in subsection
(a) of this Section 3, except as may be required in the course of Executive's employment by Bayport or the Company.

         4. COVENANT NOT TO COMPETE. Executive acknowledges that due to the secret and confidential information, and personal contacts with the suppliers and employees of Bayport, possessed by Executive with respect to Bayport but for which the Company will pay full consideration in connection with the Merger, the Company would be irreparably damaged should Executive in any way enter into competition with the Company. Therefore, and specifically in consideration of the covenants of the Company contained herein, Executive agrees that for a period of three (3) years following the date of the termination of Executive's employment with the Company, Executive will not: (i) directly or indirectly be employed by, own, manage, operate, join, control, or participate in the ownership, management, operation, or control of, or be connected with, in any manner, any Business Entity which is then engaged in the seafood restaurant business in the United States; or (ii) directly or indirectly solicit any employee of the Company or any of its Subsidiaries to accept employment, whether permanent or temporary, with any competing Business Entity described above or to terminate such employee's employment with the Company or any of its Subsidiaries. Executive and the Company agree that if any provision of this
Section 4 is found to be invalid or unenforceable, such provision shall be automatically modified to the extent necessary to make it valid and enforceable.

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Executive hereby agrees and acknowledges that the restrictions contained in this section are reasonable, are ancillary to the Merger, will not preclude Executive from earning a livelihood, and are necessary to protect the Company's legitimate interests in the secret and confidential information described in Section 3 hereof and other intangible property of Bayport being acquired by the Company in connection with the Merger.

         5. INJUNCTIVE RELIEF. Executive acknowledges that if Executive shall violate or breach any of the provisions of the preceding two sections, the Company will suffer immediate and irreparable harm, damage, and injury which cannot be adequately compensated by an award of damages, and the Company will have no other adequate remedy at law. Accordingly, Executive agrees and acknowledges that, in addition to all other remedies available to the Company, the Company shall be entitled to seek and procure specific enforcement of the obligations of the preceding two sections by injunction or any other remedy available at law or in equity. Nothing contained herein shall be construed as prohibiting the Company from pursuing any other remedies available to the Company for any breach or threatened breach of this Agreement, including the recovery of damages from Executive.

         6. NOTICES. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if sent by certified mail, return receipt requested, to Executive at the address shown below, or to the Company at its office at 1400 Post Oak Boulevard, Suite 1010, Houston, Texas 77056, Attention: President, or to such other address as either party shall designate by written notice to the other party.

         7. VALIDITY. In the event any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement and the Agreement shall be construed as if such invalid, illegal, or unenforceable provisions were omitted.

         8. WAIVER. The failure of the Company at any time, or from time to time, to require performance by Executive of any provision hereof shall in no way affect the rights of the Company thereafter to enforce the same, nor shall the waiver by the Company of any breach of any provision hereof by Executive constitute a waiver of any succeeding breach of such provision or a waiver of any breach of any other provision hereof; and the failure of Executive at any time, or from time to time, to require performance by the Company of any provision hereof shall in no way affect the rights of Executive thereafter to enforce the same, nor shall the waiver by Executive of any breach of any provision hereof by the Company constitute a waiver of any succeeding breach of such provision or a waiver of any breach of any other provision hereof.

         9. ENTIRE AGREEMENT. This Agreement supersedes any and all prior agreements between the Company and Executive and constitutes the sole existing agreement between the Company and Executive with respect to the subject matter hereof.

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This Agreement may be amended, modified, superseded, or cancelled, and any of the terms, provisions, covenants, representations, or conditions contained herein may be waived only by a written instrument executed by all parties hereto, or in the case of a waiver, by the party waiving compliance.

         10. ASSIGNMENT. Executive may not assign his rights or obligations hereunder. The rights and obligations of the Company hereunder shall inure to the benefit of and shall be binding upon the successors and assigns of the Company.

         11. GOVERNING LAW. This Agreement shall be interpreted, construed, and governed according to the laws of the state of Delaware.

         EXECUTED this 18th day of April, 1996, to be effective on the date specified above.

The Company:                                          Executive:

LANDRY'S SEAFOOD RESTAURANTS,
INC., a Delaware corporation

                                                      /s/ WILLIAM D. KORENBAUM
                                                      ------------------------
                                                      William D. Korenbaum

                                                      Address:
                                                      _________________________
                                                      _________________________
                                                      _________________________

By: /s/ TILMAN J. FERTITTA
   -----------------------------------
       Tilman J. Fertitta, President
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